UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 31, 2006

FIRST HORIZON NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On January 31, 2006, the registrant, through its wholly-owned subsidiaries, entered into a definitive agreement to sell the registrant’s national merchant processing business for a purchase price of $432.7 million in cash. The sale is to NOVA Information Systems (NOVA), a wholly owned subsidiary of U.S. Bancorp. The registrant has conducted its merchant processing business primarily under the names First Horizon Merchant Services and Global Card Services. In the sale agreement, NOVA has agreed to purchase substantially all of the registrant’s merchant processing assets and assume certain related liabilities.

          Among other things, the sale agreement requires: the registrant and NOVA to enter into a merchant services agreement providing NOVA’s merchant processing services to the registrant’s current and prospective customers for a period of ten years; and, the registrant to enter into a non-competition agreement with NOVA, relating to merchant processing services, for the term of the merchant services agreement plus eighteen months. In addition, a supplement to the purchase price may be paid to the registrant if certain performance goals are achieved during a period following closing.

          The sale transaction is subject to customary approvals, including reviews and approvals by federal regulators under U.S. anti-trust laws, and customary closing conditions.

          The registrant intends to use the proceeds of the sale for general corporate purposes, including (among other things) to repurchase shares of the registrant’s common stock under repurchase authority previously announced.

ITEM 7.01. REGULATION FD DISCLOSURE

          Furnished as Exhibit 99.1 is a copy of First Horizon National Corporation’s press release related to the sale transaction discussed in Item 1.01. It was released January 31, 2006 and made available in the investor relations section of the registrant’s website, www.fhnc.com.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

          The following exhibit is furnished pursuant to Item 7.01, is not to be considered filed under the Securities Exchange Act of 1934, as amended (Exchange Act), and shall not be incorporated by reference into any of the registrant’s previous or future statements, reports, or other filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description

99.1	Press release related to the sale transaction, dated January 31, 2006

In accordance with General Instruction B.4. of Form 8-K, the registrant will file the sale agreement referred to in Item 1.01 as an exhibit not later than its quarterly report on Form 10-Q for the quarter ending March 31, 2006. In the sale agreement each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: February 2, 2006	By:	/s/ Marlin L. Mosby III

Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

          The following exhibit is furnished pursuant to Item 7.01, is not to be considered filed under the Securities Exchange Act of 1934, as amended (Exchange Act), and shall not be incorporated by reference into any of the registrant’s previous or future statements, reports, or other filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description

99.1	Press release related to the sale transaction, dated January 31, 2006

          In accordance with General Instruction B.4. of Form 8-K, the registrant will file the sale agreement referred to in Item 1.01 as an exhibit not later than its quarterly report on Form 10-Q for the quarter ending March 31, 2006. In the sale agreement each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.